Exhibit 99.1

Paycom Software, Inc. Reports First Quarter 2024 Results

First Quarter Revenues of $500 million, up 11% from the comparable prior year period

First Quarter GAAP Net Income of $247 million, representing 49% of total revenues, or $4.37 per diluted share

First Quarter Non-GAAP Net Income of $147 million, or $2.59 per diluted share

First Quarter Adjusted EBITDA of $230 million, representing 46% of total revenues

OKLAHOMA CITY – May 1, 2024 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2024.

“Led by Beti and our differentiated product strategy, we continue to deliver value to businesses that leverage HCM automation, while simplifying the lives of employees and HR teams across the globe,” said Paycom's founder, Co-CEO, President and Chairman, Chad Richison. “Throughout 2024, we remain focused on expanding our solution automation capabilities, increasing client ROI achievement and delivering world-class service across our organization. These pillars are expected to fuel our momentum for years to come.”

Financial Highlights for the First Quarter of 2024

Total Revenues of $499.9 million represented a 10.7% increase compared to total revenues of $451.6 million in the same period last year. Recurring revenues of $491.9 million increased 10.7% from the comparable prior year period and constituted 98.4% of total revenues.

GAAP Net Income was $247.2 million, or $4.37 per diluted share, compared to GAAP net income of $119.3 million, or $2.06 per diluted share, in the same period last year. During the first quarter of 2024, GAAP net income included a benefit to general and administrative expenses of $117.5 million related to the forfeiture of the 2020 CEO performance award.

Non-GAAP Net Income1 was $146.6 million, or $2.59 per diluted share, compared to $142.7 million, or $2.46 per diluted share, in the same period last year.

Adjusted EBITDA1 was $229.5 million, compared to $220.5 million in the same period last year.

Cash and Cash Equivalents were $371.3 million as of March 31, 2024, compared to $294.0 million as of December 31, 2023. During the quarter ended March 31, 2024, Paycom paid $21.2 million in cash dividends and repurchased 15,681 shares of common stock for $3.1 million, in the aggregate.

Total Debt was $0 as of March 31, 2024 and December 31, 2023.

1Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2024 and the year ending December 31, 2024.

Quarter Ending June 30, 2024:

Total Revenues in the range of $434 million to $438 million.

Adjusted EBITDA in the range of $151 million to $155 million.

Year Ending December 31, 2024:

Total Revenues in the range of $1.860 billion to $1.885 billion.

Adjusted EBITDA in the range of $720 million to $730 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin and non-GAAP effective income tax rate. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, and (viii) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, paying dividends, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses, total research and development costs and GAAP effective income tax rate. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details

In conjunction with this announcement, Paycom will host a conference call today, May 1, 2024, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and provide 420270 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For 25 years, Paycom Software, Inc. (NYSE: PAYC) has simplified businesses and the lives of their employees through easy-to-use HR and payroll technology to empower transparency through direct access to their data. And thanks to its industry-first solution, Beti®, employees now do their own payroll and are guided to find and fix costly errors before payroll submission. From onboarding and benefits enrollment to talent management and more, Paycom’s software streamlines processes, drives efficiencies and gives employees power over their own HR information, all in a single app. Recognized nationally for its technology and workplace culture, Paycom can now serve businesses of all sizes in the U.S. and internationally.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; competition; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the return on investment for users of our solution; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except per share amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$371,325	$294,025
Accounts receivable	19,997	16,442
Prepaid expenses	50,809	37,613
Inventory	1,807	1,383
Income tax receivable	—	18,391
Deferred contract costs	124,397	118,206
Current assets before funds held for clients	568,335	486,060
Funds held for clients	2,727,991	2,327,366
Total current assets	3,296,326	2,813,426
Property and equipment, net	520,182	498,197
Intangible assets, net	49,136	50,112
Goodwill	51,889	51,889
Long-term deferred contract costs	712,935	680,272
Other assets	102,796	103,643
Total assets	$4,733,264	$4,197,539
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,969	$13,875
Income tax payable	17,282	—
Accrued commissions and bonuses	20,091	30,492
Accrued payroll and vacation	42,497	56,086
Deferred revenue	27,604	22,812
Accrued expenses and other current liabilities	85,438	83,302
Current liabilities before client funds obligation	213,881	206,567
Client funds obligation	2,728,431	2,328,076
Total current liabilities	2,942,312	2,534,643
Deferred income tax liabilities, net	133,454	143,750
Long-term deferred revenue	109,435	107,657
Other long-term liabilities	110,000	108,453
Total long-term liabilities	352,889	359,860
Total liabilities	3,295,201	2,894,503
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,719 and 62,675 shares issued at March 31, 2024 and December 31, 2023, respectively; 56,557 and 56,528 shares outstanding at March 31, 2024 and December 31, 2023, respectively)	627	627
Additional paid-in capital	634,818	724,493
Retained earnings	1,697,191	1,469,981
Accumulated other comprehensive earnings (loss)	(495)	(1,039)
Treasury stock, at cost (6,162 and 6,147 shares at March 31, 2024 and December 31, 2023, respectively)	(894,078)	(891,026)
Total stockholders’ equity	1,438,063	1,303,036
Total liabilities and stockholders’ equity	$4,733,264	$4,197,539

Paycom Software, Inc.

Unaudited Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues
Recurring	$491,896	$444,421
Implementation and other	7,985	7,216
Total revenues	499,881	451,637
Cost of revenues
Operating expenses	63,670	53,085
Depreciation and amortization	14,961	12,147
Total cost of revenues	78,631	65,232
Administrative expenses
Sales and marketing	115,524	103,574
Research and development	50,509	42,669
General and administrative	(48,104)	65,605
Depreciation and amortization	17,507	14,125
Total administrative expenses	135,436	225,973
Total operating expenses	214,067	291,205
Operating income	285,814	160,432
Interest expense	(782)	(837)
Other income (expense), net	5,009	6,004
Income before income taxes	290,041	165,599
Provision for income taxes	42,854	46,303
Net income	$247,187	$119,296
Earnings per share, basic	$4.37	$2.06
Earnings per share, diluted	$4.37	$2.06
Weighted average shares outstanding:
Basic	56,546	57,867
Diluted	56,552	57,991
Comprehensive earnings:
Net income	$247,187	$119,296
Unrealized net gains on available-for-sale securities	837	1,050
Tax effect	(293)	(200)
Other comprehensive income, net of tax	544	850
Comprehensive earnings	$247,731	$120,146

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$247,187	$119,296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,468	26,272
Accretion of discount on available-for-sale securities	(73)	(124)
Non-cash marketing expense	398	418
Loss (Gain) on disposition of property and equipment	10	(13)
Amortization of debt issuance costs	276	308
Stock-based compensation expense	(93,790)	27,819
Deferred income taxes, net	(10,489)	(1,650)
Other	(100)	78
Changes in operating assets and liabilities:
Accounts receivable	(3,555)	5,041
Prepaid expenses	(13,888)	(6,984)
Inventory	182	385
Other assets	572	2,923
Deferred contract costs	(37,640)	(38,519)
Accounts payable	2,980	(4,645)
Income taxes, net	35,673	24,933
Accrued commissions and bonuses	(10,401)	(10,845)
Accrued payroll and vacation	(13,636)	(8,835)
Deferred revenue	6,570	3,386
Accrued expenses and other current liabilities	5,892	6,859
Net cash provided by operating activities	148,636	146,103
Cash flows from investing activities
Purchases of investments from funds held for clients	—	(25,000)
Proceeds from investments from funds held for clients	90,000	25,000
Purchases of property and equipment	(47,728)	(40,618)
Proceeds from sale of property and equipment	13	—
Net cash provided by (used in) investing activities	42,285	(40,618)
Cash flows from financing activities
Withholding taxes paid related to net share settlements	(3,052)	(626)
Dividends paid	(21,209)	—
Net change in client funds obligation	400,355	183,629
Net cash provided by financing activities	376,094	183,003
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	567,015	288,488
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,422,760	2,409,095
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,989,775	$2,697,583

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2024	2023
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$371,325	$505,590
Restricted cash included in funds held for clients	2,618,450	2,191,993
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,989,775	$2,697,583

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$9,070	$6,991
Stock-based compensation for capitalized software	$3,589	$3,597
Right of use assets obtained in exchange for operating lease liabilities	$5,080	$1,933

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net income to adjusted EBITDA:
Net income	$247,187	$119,296
Interest expense	782	837
Provision for income taxes	42,854	46,303
Depreciation and amortization	32,468	26,272
EBITDA	323,291	192,708
Non-cash stock-based compensation expense	(93,790)	27,819
Adjusted EBITDA	$229,501	$220,527
Net income margin	49.4%	26.4%
Adjusted EBITDA margin	45.9%	48.8%

	Three Months Ended March 31,
	2024	2023
Net income to non-GAAP net income:
Net income	$247,187	$119,296
Non-cash stock-based compensation expense	(93,790)	27,819
Income tax effect on non-GAAP adjustments	(6,749)	(4,464)
Non-GAAP net income	$146,648	$142,651

Weighted average shares outstanding:
Basic	56,546	57,867
Diluted	56,552	57,991

Earnings per share, basic	$4.37	$2.06
Earnings per share, diluted	$4.37	$2.06
Non-GAAP net income per share, basic	$2.59	$2.47
Non-GAAP net income per share, diluted	$2.59	$2.46

	Three Months Ended March 31,
	2024	2023
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$4.37	$2.06
Non-cash stock-based compensation expense	(1.66)	0.48
Income tax effect on non-GAAP adjustments	(0.12)	(0.07)
Non-GAAP net income per share, basic	$2.59	$2.47

	Three Months Ended March 31,
	2024	2023
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$4.37	$2.06
Non-cash stock-based compensation expense	(1.66)	0.48
Income tax effect on non-GAAP adjustments	(0.12)	(0.08)
Non-GAAP net income per share, diluted	$2.59	$2.46

	Three Months Ended March 31,
	2024	2023
Adjusted gross profit:
Total revenues	$499,881	$451,637
Less: Total cost of revenues	(78,631)	(65,232)
Total gross profit	421,250	386,405
Plus: Non-cash stock-based compensation expense	2,991	2,385
Total adjusted gross profit	$424,241	$388,790
Gross margin	84.3%	85.6%
Adjusted gross margin	84.9%	86.1%

	Three Months Ended March 31,
	2024	2023
Adjusted sales and marketing expenses:
Sales and marketing expenses	$115,524	$103,574
Less: Non-cash stock-based compensation expense	(5,494)	(5,476)
Adjusted sales and marketing expenses	$110,030	$98,098

Total revenues	$499,881	$451,637
Sales and marketing expenses as a % of revenues	23.1%	22.9%
Adjusted sales and marketing expenses as a % of revenues	22.0%	21.7%

	Three Months Ended March 31,
	2024	2023
Adjusted total administrative expenses:
Total administrative expenses	$135,436	$225,973
Less: Non-cash stock-based compensation expense	96,781	(25,434)
Adjusted total administrative expenses	$232,217	$200,539

Total revenues	$499,881	$451,637
Total administrative expenses as a % of revenues	27.1%	50.0%
Adjusted total administrative expenses as a % of revenues	46.5%	44.4%

	Three Months Ended March 31,
	2024	2023
Adjusted research and development expenses:
Research and development expenses	$50,509	$42,669
Less: Non-cash stock-based compensation expense	(5,370)	(5,258)
Adjusted research and development expenses	$45,139	$37,411

Total revenues	$499,881	$451,637
Research and development expenses as a % of revenues	10.1%	9.4%
Adjusted research and development expenses as a % of revenues	9.0%	8.3%

	Three Months Ended March 31,
	2024	2023
Total research and development costs:
Capitalized research and development costs	$29,846	$21,353
Research and development expenses	50,509	42,669
Total research and development costs	$80,355	$64,022

Total revenues	$499,881	$451,637
Total research and development costs as a % of revenues	16.1%	14.2%

Adjusted total research and development costs:
Total research and development costs	$80,355	$64,022
Less: Capitalized non-cash stock-based compensation	(3,589)	(3,597)
Less: Non-cash stock-based compensation expense	(5,370)	(5,258)
Adjusted total research and development costs	$71,396	$55,167

Total revenues	$499,881	$451,637
Adjusted total research and development costs as a % of revenues	14.3%	12.2%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended March 31,
	2024	2023
Non-cash stock-based compensation expense:
Operating expenses	$2,991	$2,385
Sales and marketing	5,494	5,476
Research and development	5,370	5,258
General and administrative	(107,645)	14,700
Total non-cash stock-based compensation expense	$(93,790)	$27,819

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.